ART'S-WAY MANUFACTURING CO., INC.
                           ARMSTRONG, IOWA 50514-0288
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On April 17, 2001


To:	The Shareholders of
	ART'S-WAY MANUFACTURING CO., INC.

Notice is hereby given that the Annual Meeting of Shareholders of Art's-Way Manufacturing Co., Inc., a Delaware corporation (the "Company"), will be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska 68124 on Tuesday, April 17, 2001, at 10:00 A.M. Central Daylight Savings Time, for the following purposes:

	(1) To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until such time as their successors are elected and qualified;

	(2) To consider and vote upon a proposal to ratify the appointment of KPMG LLP as independent public accountants of the Company for the year ending November 30, 2001; and

	(3) To transact such other business as may properly come before the meeting.

	NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

  Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. The Board of Directors of the Company has fixed the close of business on March 2, 2001 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Meeting and any adjournments thereof, and only shareholders of record at such time will be entitled to such notice and to vote. The stock transfer books of the Company will not be closed. You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

               				  By Order of the Board of Directors

                       					William T Green,
        				                Secretary

Armstrong, Iowa
March 5, 2001

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                       ANNUAL MEETING OF SHAREHOLDERS OF
                      ART'S-WAY MANUFACTURING CO., INC.
                         ARMSTRONG, IOWA  50514-0288

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Art's-Way Manufacturing Co., Inc., a Delaware Corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska, 68124, on Tuesday, April 17, 2001 at 10:00 A. M. Central Daylight Savings Time and at any and all adjournments thereof. Shareholders of record at the close of business on March 2, 2001 are entitled to notice of and to vote at the Meeting.

                                  PROXIES

  Proxies are being solicited by the Board of Directors of the Company. Proxies so given may be revoked at any time prior to the Annual Meeting.
No special form of revocation is required and it need not be in writing. Proxies will be solicited by mail and the expense of the solicitation of such proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers and/or executive and administrative employees of the Company may solicit the return of proxies by mail, telephone or in person, without extra compensation. The Company has retained the American Stock Transfer and Trust Company, New York, New York, to assist in solicitation of proxies at a cost of approximately $1,800. The approximate date on which notice of the meeting, this Proxy Statement and form of proxy are first being sent to shareholders is March 5, 2001.

                             VOTING SECURITIES

   As of the close of business on March 2, 2001, the record date for the Annual Meeting, the outstanding voting securities consisted of 1,256,351 shares of Common Stock, each of which is entitled to one vote.

   	 VOTING SECURITIES AND OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

   The following table sets forth the names of the persons known to the Company who beneficially own more than 5% of the issued and outstanding shares of Common Stock of the Company as of March 2, 2001, the record date for the meeting:
                                 Type of           Number of       Percent of
      Name and Address          Ownership           Shares        Outstanding

Arthur Luscombe                Of record and	     123,825	      9.86%
 RR                             Benefically
 Dolliver, Iowa 50531

Franklin Resources, Inc.       Beneficially       120,500       9.59%
 777 Mariners Island Blvd.
 San Mateo, California 94404

J. Ward McConnell, Jr.         Beneficially       140,200 (1)  11.16%
 P.O. Box 6246
 Kinston, North Carolina 28501

James L. Koley                 Of record and
 1125 South 103 Street         beneficially        86,000 (1)   6.85%
 Omaha, Nebraska 68124

(1) Includes 5,000 shares which can be purchased by each individual pursuant to stock options.

                             VOTING SECURITIES OWNED BY
                          EXECUTIVE OFFICERS AND DIRECTORS

   The following table shows certain information with respect to the Company's common stock beneficially owned by directors and executive officers as of March 2, 2001. The shares shown as beneficially owned include shares which executive officers and directors are entitled to acquire pursuant to out-standing stock options exercisable within sixty days of March 2, 2001.

Name                    Type of Beneficial Ownership    Number of  Percent of
                                                         Shares       Class
James L. Koley           of record and Beneficially     86,000 (1)    6.85%
David R. Castle          of record and Beneficially        -            -
George A. Cavanaugh, Jr. of record and Beneficially      5,500 (1)     *
Donald A. Cimpl          of record and Beneficially     42,500 (1)    3.38%
Douglas McClellan        of record and Beneficially     20,500 (1)    1.63%
J. Ward McConnell, Jr.   of record and Beneficially    140,200 (1)   11.16%
John C. Breitung         of record and Beneficially      3,750 (2)     *
William T. Green         of record and Beneficially     19,500 (3)    1.55%
Directors and Executive
 Officers as a Group
 (8 persons)             of record and Beneficially     317,950      25.31%

*    Less than 1%
(1) Includes 5,000 shares which can be purchased by each individual pursuant to stock options.
(2) Includes 3,750 shares which can be purchased pursuant to stock options.
(3) Includes 18,500 shares which can be purchased pursuant to stock options.

                       BOARD OF DIRECTORS AND ELECTION

Nominees to the Board of Directors

   The Board of Directors of the Company is presently composed of six (6) directors. At this Annual Meeting of Shareholders six (6) directors are to be elected to hold office until the 2002 annual meeting of Shareholders or until the successor of each shall be elected and qualified. All of the nominees named herein are presently serving as members of the Board of Directors. Management has no reason to believe that any of those named below will be unable or unwilling to serve. If for any reason any nominee named is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board of Directors or the Board of Directors may reduce the size of the Board.

   Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. The proxy holders will vote the proxies for the below six nominees.

   The name of each nominee, his age, the year in which he was first elected a director, his principal occupation or occupations for the past five years and positions (other than director) with the Company are as follows:

JAMES L. KOLEY, age 70, Omaha, Nebraska. Chairman of the Board of Directors since 1987 and Member of the Executive Committee and Compensation and Stock Option Committee. Chairman of the Board of the law firm of Koley, Jessen P.C., Omaha, Nebraska since February 1988. Director of Dover Corporation, New York, New York. Mr. Koley has been a director since 1976 and Director of Sciences Dynamics Corporation,
Philadelphia, Pennsylvania since 2001.

DAVID R. CASTLE, age 51, Fairmont, Minnesota. President of Weigh-Tronix, Inc., Fairmont, Minnesota since May 1998, where he had served as Vice President and General Manager of their Santa Rosa facility since July 1990. Mr. Castle has been a director since 2000.

GEORGE A. CAVANAUGH, JR., age 80, Ocala, Florida. Retired since 1981; formerly President of Cavanaugh & Associates, Inc., Manufacturers
Representative, Southfield, Michigan. Chairman of the Compensation and Stock Option Committee and member of the Audit Committee.
Mr. Cavanaugh has been a director since 1972.

DONALD A. CIMPL, age 68, Omaha, Nebraska. Business consultant since 1989. For more than five years prior to that time, partner with Coopers and Lybrand. Vice Chairman of the Board, Chairman of the Audit Committee and member of the Executive Committee. Mr. Cimpl has been a director since 1990.

DOUGLAS McCLELLAN, age 50, Clarence, New York. President of Filtration Unlimited, Akron, New York, where he has held various positions for more than five years. Member of the Compensation and Stock Option Committee and Audit Committee. Mr. McClellan has been a director since 1987.

J. WARD McCONNELL, Jr., age 69, Kinston, North Carolina. Private investor for more than five years. Member of the Audit Committee. Mr. McConnell has been a director since 1996.

The Board of Directors recommends a vote FOR the six nominees listed above.

Vote Required for Ratification

The affirmative vote of a majority of the shares represented at the meeting is required to elect the Board of Directors.

Meetings of the Board of Directors and Committees

   The principal functions of the Executive Committee are to advise and consult with the Board of Directors on matters considered appropriate by the Executive Committee and, subject to specified limitations, to consider and act upon matters for the Board of Directors when the Board may be unable to consider and act on such matters as a whole. The Executive Committee had no meetings in the last fiscal year.

   The Audit Committee's principal functions are to evaluate and review financial procedures, controls and reporting. The Audit Committee recommends selection of the independent public accountants. The Audit Committee had two meetings in the last fiscal year.

   The Compensation and Stock Option Committee has the responsibility to review and advise management on broad compensation policies such as salary ranges and incentive programs. The Committee also administers the Incentive Stock Option Plans and grants options pursuant to the Plans. Furthermore the Committee has the responsibility to approve and recommend to the Board of Directors base salaries, salary increases and other benefits for elected officers. The Compensation and Stock Option Committee had one meeting in the last fiscal year.

   The Company has no Nominating Committee.

   The Board of Directors held four meetings in the last fiscal year. Each director attended 100% of the meetings of the Board and the Board Committees of which he was a member.

   Each director, other than the Chairman of the Board, who is not an employee of the Company or a subsidiary, receives $4,500 per year plus $900 for attendance at each of the meetings of the Board, as well as $788 for attendance at each meeting of a standing committee on which he serves. The Chairman of a standing committee receives $1,035 for each meeting attended.

   The Chairman of the Board receives $36,000 per year and is eligible for a discretionary bonus.

                    EXECUTIVE OFFICERS OF THE COMPANY

John C. Breitung, age 58, was appointed President on January 16, 2001. From 1998 to 2000, Mr. Breitung served as Vice President, Operations for GKN Armstrong Wheels, Armstrong, Iowa. From 1996 to 1998, he served as Vice President, Operations for Monona Wire Corporation, Monona, Iowa.

William T. Green, age 58, served as acting President since November 20, 1999. Mr. Green also serves the Company as Executive Vice President, Finance and Administration, Secretary and Treasurer. Mr. Green was appointed Executive Vice President, Finance and Administration, Secretary & Treasurer on April 7, 1995. Prior to April 7, 1995
Mr. Green served as Controller for the Company for more than five years.

                      EXECUTIVE COMPENSATION

Compensation and Stock Option Committee Report on Executive Compensation

   The Compensation and Stock Option Committee of the Board is composed of three independent, non-employee Directors and has the responsibilities as described on page 4 of this Proxy Statement. The Committee has furnished the following report:

   The compensation philosophy of the Company is to provide a compensation package to executives that will, with base salary, incentive compensation and stock options, maximize long-term shareholder value.

   The Company's policy is to pay base salaries that are at, or near, the average for similar companies. Salary increases are considered annually and are based on current salary and the individual performance during the past year. The Committee recommends to the Board salary increases for the Company's President, John C. Breitung and for the Executive Vice-President Finance and Administration, Secretary and Treasurer,
William T. Green.

   The incentive compensation plan for executive officers is a performance driven bonus plan to promote the objectives of the Company. Profitability is the underlying factor in the determination of the annual bonus plan. Each year the Compensation and Stock Option Committee recommends to the Board the specific bonus plan for executive officers.

   Stock options are the third part of the overall compensation package for executive officers and are awarded to provide long term incentives.
The Compensation and Stock Option Committee recommends all stock option grants to the Board for approval. The option price for shares of Art's-Way common stock awarded to executive officers under the Company's Stock Option Plan is 100% of the fair market value of the shares at date of grant, with 25% exercisable at date of grant and an additional 25% exercisable after one, two and three years of service on a cumulative basis.

        		      George A. Cavanaugh, Jr., Chairman
		              James L. Koley
		              Douglas McClellan

Summary Compensation Table

The following table sets forth the aggregate cash and cash equivalent forms of remuneration accrued by the Company and its subsidiaries to, or for, the benefit of the President. No other executive officer's remuneration exceeded $100,000.
                                                            Long Term
                                                           Compensation
                                Annual Compensation           Awards
Name and
Principal
Position           Year    Salary ($)  Bonus ($)  All  Other     Options
                                                 Compensation
William T. Green,  2000    $60,900     $450          -            -
President          1999    $60,900       -           -            -
                   1998    $60,900       -           -            -

Option Grants in Last Fiscal Year

   There were no stock options granted during the last year to
(i) the President or CEO and (ii) the four most highly compensated executive officers.

Option Exercises and Fiscal Year-End Values

  There were no stock options exercised during the last year by
(i) the President or CEO and (ii) the four most highly compensated executive officers.

   The Company has a 401(k) Savings Plan (the "Plan") which covers sub-stantially all full-time employees. Participating employees contribute to the Plan through salary reductions. The Company contributes a discretionary percentage of the Plan Participant's salary deferrals. The assets of the Plan are managed by the Principal Financial Group, Des Moines, Iowa. Vesting of participants is 20% per year after one year of employment until 100% vested after 6 years. The Company's contributions to the Plan were $00,000, $32,000 and $170,000 for the years ended November 30, 2000, 1999 and 1998, respectively. No amounts were paid or distributed to the individuals named in the above table pursuant to the Plan.

Description of Stock Options Plans

   The Company has in effect two stock option plans, the Employee Stock Option Plan (1991) and the Director Stock Option Plan (1991).

   Under the Employee Stock Option Plan (1991), Incentive Stock Options and Non-qualified Stock Options may be granted to key employees to purchase shares of common stock of the Company at a price not less than its fair market value at the date the options are granted. Options for an aggregate of 100,000 common shares may be granted under the Plan. The Company's Compensation and Stock Option Committee administers the Plan and determines the number of shares to be subject to each option, the type of option, the duration of each option, the exercise price under each option, the time or times within which all or portions of each option may be exercised and whether cash, Company common stock or other property may be accepted in full or partial payment upon exercise of a stock option. There are 72,000 common shares available for grant and 21,500 options outstanding and exercisable. The remaining 6,500 shares have previously been exercised by participants in the Plan.

  Under the Director Stock Option Plan (1991), options may be granted to non-employee directors at a price not less than fair market value at the date the options are granted. Non-employee directors who have served for at least one year are automatically granted options to purchase 5,000 common shares. Options for an aggregate of 45,000 common shares may be granted under the Plan. Each option will be for a period of ten years and may be exercised at a rate of 25% at the date of grant and an additional 25% after one, two and three years of service on a cumulative basis. There are 20,000 common shares available for grant and 25,000 options outstanding and exercisable.

                            PERFORMANCE GRAPH

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

   The graph below compares the yearly percentage change in the cumulative total stockholder return for Art's-Way Manufacturing Co., Inc. Common Stock compared with the NASDAQ Stock Market-U.S. Index, and the S&P Manufacturing (Diversified Industries) Index.

(Graph available on request)

                      Nov 95  Nov 96  Nov 97  Nov 98  Nov 99  Nov 00
Art's-Way
 Mfg. Co., Inc.
 (ARTW)              100.00   100.00  200.00  117.50   80.00   61.26
NASDAQ Stock
Mrkt.-US Index
(INAS)               100.00   122.49  152.57  187.08  322.02  249.49
S & P Mfg.
(Div Ind) Index
(IMNV)               100.00   140.45  165.61  186.77  223.54  260.31

                        REPORT OF THE AUDIT COMMITTEE

The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors. The Audit Committee consists of Messrs. Cimpl, Cavanaugh, McClellan and McConnell, who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). The Audit Committee operates pursuant to a charter (the "Audit Committee Charter") approved and adopted by the Board.
The Audit Committee Charter is attached as Exhibit A. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit
Committee reviewed with management the audited financial statements and the footnotes thereto in the Company's fiscal 2000 Annual Report to Shareholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee held two meetings in fiscal 2000.

The Company's outside independent public accountants, KPMG LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements, in all material respects, to accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company's independent public accountants under Statement on Auditing Standards 61. The Company's independent public accountants have expressed the opinion that the Company's audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States. The independent public accountants have full and free access to the Audit Committee.

The Audit Committee discussed with the Company's independent public accountants their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent public accountants' independence required by the Independence Standard Board Standard No. 1.

The Audit Committee discussed with the Company's independent public accountants the overall scope and plans for their audit. The Audit Committee met with the independent public accountants to discuss the results of their audit, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of KPMG LLP to serve as the Company's independent public accountants for fiscal 2001.

                           MEMBERS OF THE AUDIT COMMITTEE

                               Donald A. Cimpl, Chairman
                               George A. Cavanaugh, Jr.
                               Douglas McClellan
                               J. Ward McConnell, Jr.


               RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors, acting on the recommendation of the Audit Committee, has designated KPMG LLP as independent public accountants of the Company for the fiscal year ending November 30, 2001. KPMG LLP has been the independent public accountants of the Company since June 1, 1980. The firm has advised the Company that it has no relationship to the Company except that of independent public accountants.

   A representative of KPMG LLP will be present at the Annual
Meeting of Shareholders, will have the opportunity to make a statement and to respond to appropriate questions regarding preparation of the financial statements.

   The following table shows certain information relating to audit fees.

                Description                        Amount
      Audit Fees                                   $86,825
      Financial Information Systems Design
        and Implementation Fees                       -
      All Other Fees                               $12,195

    The Audit Committee has considered the other fees paid to KPMG LLP, labeled as "all other fees" above, and concluded that they do not impair the independence of KPMG LLP.

   The Board of Directors recommends that shareholders vote FOR the ratification of the selection of KPMG LLP as independent public accountants.

Vote Required for Ratification

   The affirmative vote of a majority of the shares represented at the meeting is required to ratify the appointment of KPMG LLP as the independent public accountants of the Company.


                      SHAREHOLDER PROPOSALS

   Any proposals of shareholders that are intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received at the Company's principal offices no later than December 12, 2001 in order to be included in the proxy statement and on the form of proxy which will be solicited by the Board of Directors in connection with that meeting.


    COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports in changes of ownership with the Securities and Exchange Commission (SEC). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.

                               OTHER MATTERS

   Management knows of no other matters which may be brought before the meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.


                          FINANCIAL STATEMENTS

   Financial statements of the Company are included in the Annual Report to Shareholders for the fifty-two weeks ended November 30, 2000, which report is mailed herewith to all stockholders entitled to vote at the meeting.
The Annual Report is not part of the soliciting material.

   A copy of the Company's 2000 10-K Report is available without charge upon written request of William T. Green, Secretary, Art's-Way Manufacturing Co., Inc., P.O. Box 288, Armstrong, Iowa 50514-0288.


                                Exhibit A
                                 CHARTER
                                 of the
                             AUDIT COMMITTEE
                                   of
                     ART'S-WAY MANUFACTURING CO., INC.

The Board of Directors of Art's-Way Manufacturing Co., Inc. (the "Company") has adopted and approved this Charter, setting forth the purpose, responsibilities, activities and membership requirements of its Audit Committee.

Purpose

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors, (the "Board") in fulfilling its responsibility to oversee management's maintenance of the Company's accounting policies and financial reporting practices. This oversight shall include management's preparation of financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's stockholders. Accordingly, the outside auditors are ultimately accountable to the Board and Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Key Responsibilities

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company's financial management, as well as the Company's outside auditors, have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given circumstances.

1) The Committee shall review annually the scope and general extent of the independent auditors' engagement with management prior to the commencement of the annual audit. This process shall also include a recommendation to the Board of the independent audit firm to be engaged.

2) The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report to Stockholders and Annual Report on Form 10-K and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

3) As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. This review will occur prior to the Company's filing of each Quarterly Report on Form 10-Q.

4) The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

5) The Committee shall:

   a) request from the outside auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;
   b) discuss with the outside auditors any such disclosed relationships and their impact on the outside auditors' objectivity and independence; and
   c) recommend that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

6) The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors.

7) The Committee shall review and approve any reports of the Committee to be included in any public filings, including the Company's proxy statement.

Membership

The Committee shall be comprised of not less than three members of the Board. The Committee's composition will meet the requirements of the Audit Committee Policy of NASDAQ, as may be amended from time to time, including standards of independence, financial literacy and, in the case of at least one member of the Committee, accounting or related financial management expertise.